UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2011

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(415)-946-8828

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2011, the Company announced that it has appointed investment industry veteran Mark I. Lev, Esq., Chairman and CEO of Wellfleet Partners, Inc. to its Board of Directors. Mr. Lev will chair the newly formed Mergers & Acquisitions Committee.

Mr. Lev has an established career in corporate finance, investment banking and law with over 27 years of experience. After graduating law school, he worked as Corporate Counsel for Emanuel and Company in 1984 eventually becoming the Director of Investment Banking. He then went on to found Global Capital Group and Global Capital Securities, Inc., a publicly traded investment and merchant banking brokerage firm, serving as the Chief Executive Officer and Chairman. Upon the sale of his interest, he founded First Asset Management Inc. (“FAM”), a full service investment and merchant banking brokerage firm, where he served as the Chairman and Chief Executive Officer. During his tenure, FAM was involved in over $1 billion in funding through over 100 public offerings and over 200 Private Placements and/or Bridge Loans through 400+ Registered Representatives and 9 branch offices.

In 1998, Mr. Lev founded Wellfleet Partners, a boutique financial services and consulting firm located in New York City. Wellfleet provides small and mid-size emerging private and/or publicly traded national and international growth companies with operational, financial and strategic advisory services. Since its founding, Wellfleet has been engaged directly or through its affiliations, in a wide range of investment and merchant banking, venture capital, financial and strategic consulting services. In 2008, Mr. Lev and the employees of Wellfleet became affiliated with Sandgrain Securities, Inc. (“Sandgrain”), an established New York broker-dealer firm. Sandgrain is a FINRA/SIPC regulated financial services and brokerage firm. He concentrates all of his money management, brokerage and investment banking related activities at Sandgrain.

Mr. Lev holds a bachelors degree from Queens College of the City University of New York and a law degree from Boston University. He is a member of the American Bar Association and also holds Series 7 & 63 Securities Licenses.

Mr. Lev was appointed to the Board in connection with the Company’s entry into a private placement offering to accredited investors in the aggregate amount of $375,000 that was detailed in Form 8-K filed with the SEC on May 26, 2011.

There are no related party transactions between Mr. Lev and the Company. As a director of the Company, Mr. Lev did not receive any compensation other than the compensation received when the Company entered into a private placement offering to accredited investors in the aggregate amount of $375,000 that was detailed in Form 8-K filed with the SEC on May 26, 2011.

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

99.1	Press Release issued by IA Global, Inc. on May 19, 2011 related to the appointment of Mr. Mark Lev as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA GLOBAL, INC.

(Registrant)

Dated: May 31, 2011	By:	/s/ Brian Hoekstra Brian Hoekstra Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by IA Global, Inc. on May 19, 2011 related to the appointment of Mr. Mark Lev as a director.